SCHEDULE 14A
                                 (RULE 14c-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14C INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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      14a-6(e)(2))

                                 OUT-TAKES, INC
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             LOS ALAMOS ENERGY, LLC
        ----------------------------------------------------------------
     (Name of Person(s) Filing Information Statement, if other than the Registrant)

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                                                                           1

                             Los Alamos Energy, LLC



                              Phone: 949-295-1964

                                  June 27, 2003

To:      All stockholders of Out-Takes, Inc.
From:    Los Alamos Energy, LLC
Subject: 2003 Special Meeting of Shareholders

Dear Shareholders:

In accordance with the by-laws of Out Takes, Inc., a Special Meeting of the shareholders of Out Takes, Inc. has been called for by a group of shareholders, including Los Alamos Energy, LLC, the holder of the right to vote 73.5 percent of the voting common shares of the company held by Photo Corporation Pty Limited.

The purpose of the meeting will be the election of a new board of directors. This is an information statement only, and no proxies will be solicited.

Sincerely yours,


Los Alamos Energy, LLC

Lance Hall
----------------------------------
By Lance Hall, Managing Member


                          ANNUAL MEETING OF SHAREHOLDERS
                                    TO BE HELD
                                  July 21, 2003
                                   at 9:00 a.m.
                          ------------------------------

NOTICE IS HEREBY GIVEN, that the 2003 Special Meeting of Shareholders of Out-Takes, Inc., a Delaware corporation ("OUTT"), will be held at the offices of Frank Bower, located at 2699 White Road Suite 255, Irvine, California, for the following purposes:

(1) To elect Lance Hall to the position of sole director of the company.

(2) To transact such other business as may properly come before the 2003 Special Meting and any adjournment thereof.

                                            LOS ALAMOS ENERGY, LLC

                                            Lance Hall
                                            -----------------------
                                            Lance Hall, Managing Member
                                            Date: June 27, 2003
                                                                           2
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                        ----------------------------------


                                OUT-TAKES, INC.

                             INFORMATION STATEMENT

                   FOR THE 2003 SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON July 21, 2003

I. INTRODUCTION

Los Alamos Energy, LLC, is providing this Information Statement in connection with a Special Meeting of Shareholders being called by it and shareholders Frank Bower and Jim Riley, in order to hold elections for the Board of Directors of Out Takes, Inc.

This Information Statement is being mailed to shareholders on or about July 5, 2003.

II. OUTSTANDING SHARES AND VOTING RIGHTS

There has been no record date fixed by the Board of Directors of the Company as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. At the close of business as of the last 10QSB filing of the company, there were 20,788,122 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. Approximately 73.5 percent of the shares entitled to vote are owned by Photo Corporation Group Pty Limited, who has granted its voting rights to Los Alamos Energy, LLC under a Stock Pledge Agreement of August, 1998, and a separately executed Special Proxy.

A majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting, is required for any action taken by the Company.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will note be voted. No proxy is being solicited by this information statement. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
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A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with Los Alamos Energy, Lance Hall, Managing Member, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.


III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2003, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name                         Age                   Position      Shares held
----------------             ---          -----------------
James. C. Harvey             61           Chairman, Director      200,000

Photo Corporation Pty Ltd                 None                   15,295,000



Officers and Directors as a Group                                 200,000

   --------------------------------------------------------------------------
James Harvey. Mr. Harvey is the current Chairman and director of the company. He has served as President, Chief Executive Officer, Secretary and sole Director of the Company, from August 1998, and will continue to serve in such capacities until the Shareholders meeting, after which he will continue to serve as a Director. He is a practicing attorney at law with emphasis on business, real estate, banking and finance. Mr. Harvey previously was of Counsel to Ludwick & Anderson providing legal services for the Resolution Trust Corporation in connection with the receivership of seven thrifts, and prior thereto was the Managing Partner of Simpson, Dowd, Kaplan & Moon, where he managed all business affairs for the firm. He received his B.B.A., Accounting Banking & Finance in 1963, and J. D. in 1966, both from Southern Methodist University.


IV. EXECUTIVE COMPENSATION

No executive salaries were paid to officers or directors in the last fiscal year, and to date in the present fiscal year. The Chairman and director of the Company, James Harvey, is paid $850 per month for rent of the Company's offices, and is reimbursed monthly for company telephone expenses. At the time of Mr. Harvey's retirement from his position as Chairman, President and Secretary, and his replacement by others, Mr. Harvey has received 200,000 shares of the Company's common stock, as compensation for his tenure.

No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations or additional influx of
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capital to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

V. PROPOSAL NUMBER ONE - ELECTION OF DIRECTORS

On August 31, 1998, the Company entered into a Share Purchase Agreement (the "Acquisition Agreement") whereby the Company acquired (the "Acquisition") of all the issued and outstanding equity interests in Los Alamos Energy, LLC, a California limited liability company ("LAE"). The purchase price to be paid for the equity interests of LAE is Four Million Dollars ($4,000,000), which was paid by Promissory Notes (the "Notes") to the holders of LAE equity (the "Equity Holders") calling for interest of ten percent (10%) per annum.

The Acquisition Agreement provides that, in he event the Equity Holders shall desire to do so, they may convert their indebtedness to common stock of the Company representing in the aggregate ninety percent (90%) of the issued and outstanding shares of such common stock as of the date of such conversion. The Acquisition Agreement provides that it is a condition of the conversion that the Company effect a reverse stock split of one (1) share for every one hundred shares (100) shares issued and outstanding as of such date. LAE contemplates that a significant number of persons currently holding promissory notes and/or working interests in its electricity production (collectively, "Interest Holders") will exercise their rights to convert such interests into the equity of LAE, and subsequently to join in the conversion of the Notes into common stock of the Company. Presently, management of LAE anticipates that, prior to the conversion of the Notes and after giving effect to the contemplated reverse stock split the Company will issue approximately three million (3,000,000) additional shares of common stock, and that subsequent to completing the conversion, the Equity Holders will own, in the aggregate, approximately two million eight hundred eighty thousand (2,880,000) shares of the Company's common stock, representing ninety percent (90%) of the total amount of common stock estimated to be issued and outstanding as of the date such conversion rights are exercised.

The indebtedness represented by the Notes is secured by (a) a Security Agreement, granting a first lien and security interest upon all of the assets of the Company; and (b) a pledge of the common stock of the Company held by Photo Corporation Group Pty Limited, an Australian corporation, which is the controlling stockholder of the Company. The stock pledge grants the Holders specific rights under certain circumstances, including the right to receive distributions made by the Company in respect of its common stock and the right to vote the pledged shares, for so long as the Notes are in force.

At the Special Meeting, shareholders will be asked to consider and vote on the election of directors. Los Alamos Energy has nominated Lance Hall and David Gray for the position of directors, to serve until the next annual meeting of shareholders. At each Annual Meeting of Shareholders, directors will be elected to serve for a one-year term terminating at the next annual meeting of shareholders, and until their successors have been duly-elected and qualified.


Biographical Information about the Nominees are set forth below:

Lance Hall. Lance Hall is presently a self employed consultant, venture capitalist and real estate developer, managing mixed use real estate
                                                                           5
portfolios, partnerships and syndications, from 1986 to the present time.
Since May, 2003, he has been the Managing Member of Los Alamos Energy, LLC, and he has been an interest holder in Los Alamos Energy since 1995. Since 1999, he has served as consultant and financial advisor to Electric Image, Inc., in Santa Ana, California. From 1987 to the present, he has acted as consultant and financial advisor to International Food Products, a developer and distributor of snack and food products. From 1990 through 1995, Mr. Hall was the President and Chief Executive Officer of American Showcase Homes in Laguna Beach, California, and from 1995 through 1998, he acted as consultant, investment banker and Executive Producer for On-Stage Entertainment, Inc. and Legends In Concert, Inc., Las Vegas, Nevada. He holds a B.S. in Business (Entrepreneur and New Venture Management) from the University of Southern California, 1980.

David Gray. David Gray has been the president of Bosphorous Partners, LLC, a company which handles futures and options trading and project funding, since 1999. From 1998 through 1999, he acted as the Department Head of International Capital Markets. From 1996 through 1998, he was First Vice President of Investments of Prudential Securities in Vero Beach, Florida. From 1994 through 1996 he acted as First Vice President of Investments of Paine Webber, in Vero Beach, Florida. From 1989 through 1994 he was Vice President of Investments of Prudential Securities in Vero Beach, Florida. From 1986 through 1989, he acted as Vice President of Investments of Shearson Lehman Bros. Is Atlanta, Georgia. From1980 through 1986, he served as Vice President, Commodities of Clayton Brokerage Co., in Atlanta, Georgia. Mr. Gray holds a B.S. Finance from the the Southern Illinois University, and an M.S. Business Administration from Stetson University, Deland, Florida.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND TRANSACTIONS WITH MANAGEMENT, DIRECTORS, AND AFFILIATES

The Company rents offices of its President and sole Director, James C. Harvey on a month-to-month basis at a monthly rental of $850 per month. The Company"s acquisition agreement to acquire Los Alamos Energy gives Los Alamos and other members of LAE the right to convert the debt the Company owes under the acquisition agreement to common stock of the Company, which means that, if the members of LAE decided to convert the debt owed them to common stock, they would become the owners of 90% of the outstanding common stock of the Company.

There have been no other transactions since the beginning of the fiscal year, or any current transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of the Company"s stock have or will have any direct or indirect material interest. The Company does not currently have any policy toward entering into any future transactions with related parties.

I. PROPOSAL NUMBER ONE CALLS FOR THE ELECTION OF LANCE HALL TO THE POSITION OF SOLE DIRECTOR OF THE COMPANY.

II. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the 2003 Special Meeting. Should any other matter requiring a vote of the
                                                                           6
shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

III. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 Special Meeting of shareholders must be received by the Los Alamos Energy by July 15, 2003, to be considered at the Special Meeting.

ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

A copy of the Company's Annual Report for the year ended March 31, 2002, on Form 10-KSB has been filed with the Securities and Exchange Commission. The Company's annual report on Form 10KSB for the fiscal year ended March 31, 2003 is due and has not yet been filed.

The Company will furnish without charge, to each person whose proxy is being solicited, and to any shareholder of the Company upon written request of any such person, a copy of the Company"s Annual Report on Form 10-KSB for the year ended March 31, 2002, as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules thereto. The Company will also furnish to any such person any exhibit included in the list accompanying the Form 10-KSB upon payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. James C. Harvey, Chief Executive Officer, at the Company's principal executive office.


LOS ALAMOS ENERGY, LLC

By Lance Hall
----------------------------------------
Lance Hall, Managing Member
Laguna Beach, CA
June 27, 2003

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